Rampant Leon
Financial Corp

BUY/SELL AGREEMENT

Buyers:
RAMPANT LEON FINANCIAL CORP (hereinafter referred to as buyer)
Andrew Reid - PRESIDENT/CEO
201 St Charles Ave., Suite 2540
New Orleans, Louisiana 70170

BUYER HAS RIGHT TO ASSIGN TO EITHER:
TREATY ENERGY CORP
CRESENT HILL ENERGY CORP.

Sellers:

1. Jimmy Jones, address being 2501 Goforth Rd., Kilgore, Texas 75662 (seller of Chumley Lease)

2. 3K Oil Trust of 301 E. 5th Ave. PMB # 1, Corsicana, Texas 75110 {first 3 tracts listed below}

Any and all parties signing this AGREEMENT hereby affirm they are an authorized representative of their respective companies.

DESCRIPTION OF OIL AND GAS LEASES AND EQUIPMENT TO BE BOUGHT/SOLD:
The transaction is for the PURCHASE OF THE FOLLOWING LEASES NUMBERED 1-4 BELOW:

THE FIRST 1-3 BELOW ARE FROM SELLER, 3 K OIL TRUST AND THE # 4 BELOW IS FROM SELLER, JIMMY JONES FOR A TOTAL 580 ACRES PLUS OR MINUS
All leases 1-3 below are 75% NRI interest leases and # 4 in a 70 NRI.

LEASES ARE AS FOLLOWS:

{Please note all Volume and Page numbers are lodged in County Clerk's office, Shelby County, Texas.}
FOR A TOTAL OF 440 ACRES (numbered 1-3 below) PLUS OR MINUS: THUS NAMED

1. ISAIAH HILL LEASE- 137 ACRES (DESCRIP IN VOLUME 38 PAGE 251)
2. MADELEY 151.83 ACRES DESCRIPTION IN VOL 58 PAGE 552
3. ELLORA FORM-OUT 68.35 ACRES THAT JOINS OTHER LEASE DESCRIBED IN VOLUME 112 PAGES 404, ANOTHER TRACT LOCATED AGAINST STATE LINE BEING 83.48 DESCRIBED IN VOLUME 114, PAGE 450.

201 St Charles Ave ♦ Suite 2540 ♦ New Orleans, Louisiana 70170
Tel: 504-599-5684 ♦ Fax: 504-324-0844

Rampant Leon
Financial Corp

IN ADDITION AND WITH A SEPARATE OPERATOR OWNED WELL AND LEASES, THERE IS SEVERAL TRACTS THAT COMPRISE A LEASE KNOWN AS THE "CHUMLEY" LEASE:

4. Mose Chumley Lease: 140 acres plus or minus. The following 1-3 tracts are a description of the Chumley lease.

TRACT 1: 55.903 acres, more or less, Charles Brittain Survey, A-84, Shelby County, Texas, being the same land described as three tracts in that certain Deed dated November 7, 1975 from Mose Chumley and wife, Lola Chumley to Douglas Chumley and wife, Octavy Chumley recorded in Vol. 513, Page 51, Official Public Records, Shelby County, Texas;

TRACT 2: 48.962 acres, more or less, Charles Brittain Survey, A-84, Shelby County, Texas, being the same land described as three tracts in that certain Deed dated June 17,2002 from Bernice Chumley to Earl Swindle recorded in Vol. 941, Page 798, Official Public Records, Shelby County, Texas;

TRACT 3: 42 acres, more or less, Charles Brittain Survey, A-84, Shelby County, Texas,

being the same land described as three tracts in that certain Deed dated November 7, 1975 from Douglas Chumley and wife, Octavy Chumley and Bernice Chumley to Mose Chumley recorded in Vol. 513, Page 46, Official Public Records, Shelby County, Texas
(Collectively the Leased Premise")

WELL DESCRIPTIONS ARE AS FOLLOWS:

1. LAKESHORE # 1- API NUMBER 42-419-31076
A VERTICAL WELL COMPLETED IN A ZONE APPROXIMATELY 1900 FEET DEEP KNOWN AS THE "SARATOGA".
2. HILL # 1- API NUMBER 42-419-30580-
ANOTHER VERTICAL WELL DRILLED DOWN TO THE MORRINGSPORT FORMATION APPROXIMATELY 4650 FEET- THIS HAS BEEN A GAS WELL PRODUCING FROM 1988.
3. MADELY M-1H- API NUMBER 42-419-31027
A HORIZONTAL WELL DRILLED TO THE SAME FORMATION AS # 2 ABOVE – 4650'- IT HAD GREAT RESULTS WHILE DRILLING BUT TOOLS LOST IN HOLE AND SUBSEQUENT CEMENTING MISHAPS HAVE FORCED THE OPERATOR TO MAKE AN INJECTION WELL OUT OF THIS WELL IN THE BLOSSOM FORMATION AT AN APPROXIMATE DEPTH OF 2620'.
4. MADELY F1H- API NUMBER 42-419-31028-
THIS WELL WAS ONLY DRILLED HORIZOTNALLY FOR A SMALL FOOTAGE OF ITS PERMITTED LENGTH AND STOPPED DUE TO EXPLOSIVE TYPE PRODUCTION THAT FREIGHTENED ITS OPERATORS AND WAS PRODUCED WITH ONLY A SMALL PORTION OF ITS LATERAL DRILLED.
5. Chumley V API # 42-419-31706- (WELL DESCRIPTION IF ANY)

EQUIPMENT DESCRIPTION IS A FOLLOWS FOR THE ABOVE FIRST THRU THIRD LEASES AND ONE THU FOUR OF THE "WELL DISCIRIPTION IS AS FOLLOWINGS" ABOVE- THIS LIST

Rampant Leon
Financial Corp

IS INCLUSIVE BUT NOT EXCLUSIVE AS MORE EQUIPMENT MAY BE PRESENT AND TRANFERRED BUT THIS IS A MININIMAL.

A bill of sale will be transacted at closing for the following equipment.
1. ONE 57 PUMPING UNIT COMPLETE WITH ELECTRIC MOTOR LOCATED ON THE LAKESHORE # 1, ALONG WITH TWO 400 BBL TANKS WITH TWO PHASE SEPERATOR AND GAS METER.
2. HILL # 1 WELL HAS ONE 400 BBL TANK WITH 2 PHASE SEPERATOR AND 5000# WELL HEAD WITH CHOKE, FLANGES AND 4500 FEET OF PH6 2 3/8TH TUBING IN WELL.
3. MADELEY M1H- AN INJECTION WELL COMPLETE WITH VALVES, AND ALL DOWNHOLE TUBING AND PACKER, INJECTION PUMP POWERED BY NATURAL GAS ENGINE
4.MADELEY F1H- 3000 LB WELL HEAD ASSEMBLY- WITH CHOKE AND VALVES- COMPLETE WITH TUBING AND GAS VALVES IN WELL- 4- 400 BBL STEEL TANKS NEW IN 2006 SET UP IN A BATTERY ALONG WITH A SEPERATOR, HEATER TREATOR AND FLOW LINES.
5. Chumley V1 - Two 210 Oil tanks, Two 400 bbl Salt water Tanks, One 4x15 Horizontal Water Knockout (3 way oil/gas separator), One 8 5/8 Casing Head 2000# pressure, One 3 ½ x 1" Larkin Head 2000#, One adjustable choke and flow lines.

Terms of Payment and/or consideration.

There is be paid to 3 K Oil Trust the earnest money sum of $50,000 USD at the time of signing this document. This money is non-refundable with the exception of failure of title. At the prescribed time of closing, the following consideration will be tendered by buyers to sellers. Leases associated with 3 K Oil Trust will have the P-4 Texas RRC Commission Forms that will be signed by the Buyer or operator of his choice and 3 K Oil Trust will execute expedited transfer with the Texas RRC.

Purchase **Price:** $7,200,000 in the following manner
$1,200,000 in Cash USD (less the $50,000. previously tendered)
$6,000,000 in a combination of Common & Convertible Preferred Stock of Treaty Energy Corporation or Cresent Energy Corp.
Buyer agrees to transfer, by wire, the sum of Fifty Thousand Dollars ($50,000) being Earnest money to seller. In the event that there is a failure in title there will be a refund of the earnest dollars and any and all other costs will be borne by the parties that incurred them. Additionally, Buyer has 45 days, from the date of earnest money, to perform all due diligence related to the purchase including but not limited to verification of title and state records associated with leases. Upon completion of due diligence period buyer will have 30 days to close transaction. In the event that Buyers fail to close on or before the 30th day of the due diligence period, this contract shall terminate as to all parties WITH THE EXCEPTION OF "CONTINGENCY" BELOW.

Liability
The seller(s) hereby agree to disclose fully any liabilities or debts associated with the company or interest at hand in writing before any transfer agreement is executed and finalized.

Rampant Leon
Financial Corp

Expenses

All parties agree to pay their own respective expenses incident to this agreement any final transaction agreement, and any negotiations.

Exclusive Negotiating Rights

The Seller(s) hereby intend that the Buyer(s) have exclusive negotiating rights for the company or interest listed above for 45 days following the execution of this letter. The Seller(s) agree not to enter into any negotiations with other individuals or companies regarding the sale or transfer of the above listed company or interest without the written consent of the Buyer(s) within the next 45 days. All parties agree that the exclusive rights are in effect from the date of signing this contract and are enforceable on all parties, employees, company boards, owners, executive officers and any other parties associated with their respective companies.

Closing

Upon the signing of this agreement, Buyer will have a maximum of 45 days from the execution of this agreement to perform due diligence and an additional 30 days close transaction upon successful completion of due diligence. ON OR BEFORE THE FINAL 30 DAYS (A TOTAL OF 75 DAYS FROM DATE OF THIS DOCUMENT) HAS TRANSPIRED, ALL CONSIDERATION WILL BE PAID.

BINDING AGREEMENT ON ALL PARTIES LISTED HEREIN. This contract shall be governed by the laws of the state of Texas. This letter constitutes the entirety of the intentions of all parties. Any other documents, agreements express or implied are hereby withdrawn with regards to all the parties of this contract. This agreement shall be construed according to its fair meaning and not applied strictly to either party.

"CONTINGENCY" FOR REWORKING MADELEY F1H AND INABILITY TO CLOSE

1. In the event that buyer invest funds in lateral extending operations on the Madeley F1H after earnest money payment and before final closing on or before 75 calendar days from contract signing, the following will apply.
   a. Only in the event of buyer not closing in a timely manner disclosed above, and buyer expending funds in reworking operations, buyer will receive 100% of proceeds for a total of 5,000 barrels of oil. After the 5000 barrels of oil level of new production has been reached, 3 K Oil Trust will be due a 50% reversionary interest in the production of that well. All other wells and leases covered in the overall contract above will be subject to complete reversion back to Sellers at Sellers option in the event non performance in closing timely 75 calendar days from the day of this agreement.

Rampant Leon
Financial Corp

Accepted and AGREED: All undersigning parties agree with the terms and conditions of the above buy/sell agreement.

TREATY ENERGY CORPORATION

________________________________ Date: 5/22/2012
Andrew Reid

________________________________ Date: ____________________
3K Oil Trust by Wayne Knappick, trustee

Chumley Lease

________________________________ Date: ____________________
Jimmy Jones

201 St Charles Ave ◆ Suite 2540 ◆ New Orleans, Louisiana 70170
Tel: 504-599-5684 ◆ Fax: 504-324-0844

TREATY

Accepted and AGREED: All undersigning parties agree with the terms and conditions of the above buy sell agreement.

Rampart Lion Financial Corp

_______________ Date: 4/30/2012

Andrew Reid

3K Oil Trust by Wayne Knappick, trustee Date: 4/30/2012

3K Oil Trust by Wayne Knappick, trustee

Chumley Lease

_______________ Date: 4/30/2012

Jimmy Jones

[illegible] St Charles Ave ♦ Suite [illegible] ♦ New Orleans, Louisiana [illegible]
Tel: 504-[illegible] ♦ Fax: [illegible]